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As filed with the Securities and Exchange Commission on September 25, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OVERSTOCK.COM, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0634302 (I.R.S. Employer Identification Number)

6350 South 3000 East
Salt Lake City, Utah 84121
(801) 947-3100
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Dr. Patrick M. Byrne
Chief Executive Officer
Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
(801) 947-3100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Thomas W. Adkins
Bracewell & Giuliani LLP
111 Congress Avenue, Suite 2300
Austin, Texas 78701
Telephone: 512-472-7800
Facsimile: 800-404-3970

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.0001 par value per share	908,364 shares	$18.54	$16,841,069	$1,956.93

(1)
Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), the shares of common stock registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low sales prices of our common stock on the Nasdaq Global Market on September 24, 2015.

           The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 2015

PROSPECTUS

908,364 Shares

Overstock.com, Inc.

Common Stock

        The selling stockholders named in this prospectus may use this prospectus to offer and resell from time to time up to 908,364 shares of our common stock. The shares were issued as part of the consideration paid pursuant to that certain Asset Purchase Agreement dated as of August 26, 2015 by and between Cirrus Technologies, LLC and Cirrus Services LLC, an indirect majority-owned subsidiary of Overstock.com, Inc. We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.

        The selling stockholders named in this prospectus, or their respective donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices.

        The selling stockholders may resell the common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares. We will bear all costs, expenses and fees in connection with the registration of the shares. For additional information on the methods of sale that may be used by the selling stockholders, see "Plan of Distribution" beginning on page 10 of this prospectus.

        Our common stock is listed on the Nasdaq Global Market under the symbol "OSTK." The last reported sale price of our common stock on the Nasdaq Global Market on September 24, 2015 was $18.35 per share.

        INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS AND IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE "RISK FACTORS" SECTION OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION BEFORE INVESTING IN ANY SECURITIES.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, using a "shelf" registration process. The selling stockholders named in this prospectus may resell, from time to time, in one or more offerings, the common stock offered by this prospectus. Information about the selling stockholders may change over time.

        This prospectus provides you with a general description of the securities we may offer. When a selling stockholder sells shares of common stock under this prospectus, we will, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

        You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

        You should read the entire prospectus and any prospectus supplement, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement is correct as of any date subsequent to the date hereof or of such prospectus supplement, as applicable. You should assume that the information appearing in this prospectus, any prospectus supplement or any document incorporated by reference is accurate only as of the date of the applicable documents, regardless of the time of delivery of this prospectus or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

 PROSPECTUS SUMMARY

        This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated in this prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus and any applicable prospectus supplement, including each of the documents incorporated herein or therein by reference, before making an investment decision. As used in this prospectus, "we," "us," "Overstock,""Overstock.com," "O.co," "our," "our company" and "the Company" refer to Overstock.com, Inc., a Delaware corporation.

 The Company

Overview

        We are an online retailer offering discount brand name, non-brand name and closeout merchandise, including furniture, home decor, bedding and bath, housewares, jewelry and watches, apparel and designer accessories, electronics and computers, and sporting goods, among other products. We sell hundreds of thousands of best seller and current run books, magazines, CDs, DVDs and video games ("BMMG"). We sell these products through our Internet websites located at www.overstock.com, www.o.co and www.o.biz. We deal primarily in discount, replenishable and closeout merchandise and use the Internet to aggregate both supply and demand to create an efficient marketplace for selling these products. We provide manufacturers with a one-stop liquidation channel to sell both large and small quantities of excess, closeout and replenishable inventory without disrupting sales through traditional channels.

        The merchandise offered on our Website is from a variety of sources including well-known, brand-name manufacturers. At June 30, 2015, we had relationships with approximately 3,588 independent partners whose products we offer for sale on our Website. Sales through our partners accounted for approximately 91% of our net revenues for the three and six months ended June 30, 2015. Our Website Shopping section is organized into a number of main product lines, including: For the Home, Furniture, Bed & Bath, Women, Men, Jewelry, Watches, Health & Beauty, Electronics, Sports & Outdoors, Baby, Clothing & Shoes, Food & Gifts, Pet Supplies, Books-Movies-Music-Games, Kids, Luggage & Bags, Crafts & Sewing, Office, Toys & Hobbies, Emergency Preparedness and Office. Our specialty offerings include our Worldstock, Main Street Revolution, As Seen on TV, Big Brother House and Farmers Market offerings. During 2014 we began to broker insurance products, and to offer (through a third party) a store credit card providing up to 12 months' financing of purchases. We also offer a free pet adoptions service which allows users to search listings of nearby adoptable cats, dogs, and other pets from thousands of animal shelters and rescues nationwide. We modify the organization and content of our shopping site periodically.

        We are committed to providing superior customer service. We staff our customer service department with dedicated in-house and outsourced professionals who respond to phone, instant online chat and e-mail inquiries on products, ordering, shipping status, returns and other areas of customer inquiry.

        We have organized our shopping business (sales of product offered through the Shopping Section of our Website) into two principal segments—a "direct" business and a "partner" business. We also derive revenue from other businesses advertising products or services on our Website. We are focusing on expansion of our international business, which has provided less than 2% of our total net revenues for the years ended December 31, 2014 and 2013. During the six months ended June 30, 2015 and the years ended December 31, 2014 and 2013, no single customer accounted for more than 1% of our total net revenue.

        We have a customer loyalty program called Club O for which we sell annual memberships. The Club O loyalty program allows members to earn reward dollars for qualifying purchases made on our Website.

Corporate Information

        We were incorporated in Delaware in 2002. Our principal executive offices are located at 6350 South 3000 East, Salt Lake City, Utah 84121, and our telephone number is (801) 947-3100. We maintain a website at www.overstock.com. We make our periodic and current reports that are filed with the SEC available, free of charge, on our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on our website does not constitute part of this prospectus.

        Our common stock trades on the Nasdaq Global Market under the symbol "OSTK."

        O, Overstock.com, O.com, O.co, Club O, Main Street Revolution, Worldstock Fair Trade, Worldstock and OVillage are registered trademarks of Overstock.com, Inc. O.biz, Club O Dollars and OGlobal are trademarks of Overstock.com, Inc. The Overstock.com, Club O, and Worldstock Fair Trade logos are also registered trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names referred to in this prospectus are the property of their respective owners. This prospectus contains references to our trademarks as well as third-party trademarks. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and trade names. We do not intend our use of third-party trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under Item 1A, "Risk Factors," in Part II of our Quarterly Report on Form 10-Q for the period ended June 30, 2015 and any updates contained in our subsequent quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings we make with the SEC after the date of this prospectus, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement contain certain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The words "anticipate," "expect," "believe," "goal," "plan," "intend," "estimate," "may," "will," and similar expressions and variations thereof are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed in or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled "Risk Factors" set forth above.

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that may cause actual results to vary materially from those projected in the forward-looking statements.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

        We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

 DESCRIPTION OF CAPITAL STOCK

        The following information describes our common stock and preferred stock, as well as certain provisions of our amended and restated certificate of incorporation and bylaws. This description is only a summary. You should also refer to our certificate of incorporation and bylaws, which have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

General

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of undesignated preferred stock, par value $0.0001 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of August 31, 2015, there were 25,234,316 shares of common stock issued and outstanding and no shares of preferred stock outstanding. Our board of directors is authorized, without stockholder approval except as required by the listing standards of the Nasdaq Global Market, to issue additional shares of our capital stock.

        The following is a summary of the material provisions of the common stock and preferred stock provided for in our amended and restated certificate of incorporation and bylaws, each as amended to date. For additional detail about our capital stock, please refer to our amended and restated certificate of incorporation and bylaws.

Common Stock

        The holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Our amended and restated certificate of incorporation prohibits cumulative voting. Because of this, the holders of a plurality of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election. With respect to matters other than the election of directors, at any meeting of the stockholders at which a quorum is present or represented, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at such meeting and entitled to vote on the subject matter (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the stockholders, except as otherwise required by law. The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. Our amended and restated certificate of incorporation prohibits stockholders from taking action by written consent in lieu of a meeting.

        Subject to any preferential rights of any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends or other distributions that may be declared from time to time by the board of directors out of funds legally available therefor. We have never declared or paid any cash dividends on our common stock. We currently intend to retain any earnings for future growth and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual and legal restrictions and other factors the board deems relevant. In the event of our liquidation, dissolution or winding up, holders of our common stock would be entitled to share ratably in our assets remaining after the payment of liabilities, subject to prior distribution rights of any preferred stock then outstanding.

        Holders of our common stock have no preemptive or conversion rights or other subscription rights, and there are no redemption provisions applicable to the common stock. The outstanding shares of common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Other Obligations to Issue Capital Stock

        We have equity incentive plans that provide for the grant of stock-based awards, including stock options and restricted stock units, to employees, directors and consultants.

Stock Options and Restricted Stock Units

        As of August 31, 2015, we had outstanding options to acquire 205,200 shares of common stock and outstanding restricted stock unit awards covering 376,050 shares of common stock under our 2005 Equity Incentive Plan, and had reserved an additional 2,479,432 shares of common stock for future option and restricted stock unit grants. The restricted stock units vest over three-year periods at varying rates and are subject to the holder's continuing service.

Preferred Stock

        Our amended and restated certificate of incorporation provides that we may issue up to 5,000,000 shares of preferred stock, $0.0001 par value per share. As of the date of this prospectus no shares of our preferred stock are issued and outstanding.

        The following description of preferred stock and the description of the terms of any particular series of preferred stock that we choose to issue are not complete. These descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and the certificate of designations relating to any series of preferred stock. The rights, preferences, privileges and restrictions of the preferred stock of each series will be fixed by the certificate of designations relating to that series.

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        The issuance of shares of preferred stock would affect, and could adversely affect, the rights of holders of common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of common stock until our board of directors determines the specific rights attached to that preferred stock. However, the effects of issuing preferred stock could include one or more of the following:

  •
  restricting dividends on the common stock;

  •
  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

  •
  delaying or preventing changes in control or management of our company.

Anti-Takeover Effects of Certain Provisions of Delaware Law

        Provisions of Delaware law and of our amended and restated certificate of incorporation and bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult. We expect these provisions to discourage inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unsolicited proposal would outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unsolicited proposal could result in an improvement of its terms.

        We are subject to Section 203 of the Delaware General Corporation Law (the "DGCL"), an anti-takeover law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the person became an interested stockholder, unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

  •
  the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

        In general, Section 203 defines a business combination to include:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

  •
  any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

  •
  subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, an "interested stockholder" is a person who owns or, in certain circumstances, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance.

Anti-Takeover Effects of Certain Provisions of Our Charter Documents

        Our amended and restated certificate of incorporation and bylaws contain provisions that could discourage, delay or prevent a change in control of our company or changes in our management that the stockholders of our company may deem advantageous. These provisions among other things:

  •
  permit the board of directors to establish the number of directors;

  •
  provide that only one-third of our board of directors is elected at each of our annual meetings of stockholders (and our amended and restated certificate of incorporation prohibits cumulative voting in the election of directors);

  •
  mean that directors may be removed by the affirmative vote of the holders of the outstanding shares of common stock only for cause;

  •
  authorize the issuance of "blank check" preferred stock that our board could use to implement a stockholder rights plan (also known as a "poison pill");

  •
  eliminate the ability of our stockholders to call special meetings of stockholders;

  •
  prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

  •
  provide that the board of directors is expressly authorized to make, alter or repeal our bylaws;

  •
  establish advance notice requirements, including specific requirements as to the timing, form and content of a stockholder's notice, for nominations for election to our board or for proposing matters that can be acted upon by stockholders at annual stockholder meetings;

  •
  provide that special meetings of our stockholders may be called only by any two directors, the chairman of the board or the president; and

  •
  provide that stockholders are permitted to amend the bylaws only with the approval of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of outstanding capital stock entitled to vote at an election of directors.

Transfer Agent and Registrar

        Our transfer agent and registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, MA 02021.

Listing

        Our common stock is listed on the Nasdaq Global Market under the trading symbol "OSTK."

SELLING STOCKHOLDERS

        The registration statement, of which this prospectus forms a part, relates to the registration for resale of 908,364 shares of our common stock that were issued to the selling stockholders as part of the consideration paid pursuant to that certain Asset Purchase Agreement dated as of August 26, 2015 by and between Cirrus Technologies, LLC and Cirrus Services LLC, an indirect majority-owned subsidiary of Overstock. At the closing of the transactions contemplated by the Asset Purchase Agreement, we entered into a registration rights agreement for the benefit of the selling stockholders requiring us to file the registration statement of which this prospectus forms a part.

        The table below sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each selling stockholder as of September 15, 2015, the number of shares of common stock being offered by each selling stockholder, the number of shares of common stock each selling stockholder will beneficially own if that stockholder sells all of the shares being registered and each selling stockholder's percentage of ownership of our common stock if all of their shares in the offering are sold.

        The shares being offered hereby are being registered to permit public secondary trading. The selling stockholders, including their respective donees, pledgees, transferees or other successors-in-interest may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to resell all or any portion of such shares, nor are the selling stockholders obligated to resell any shares immediately, under this prospectus.

        All information with respect to share ownership has been furnished by or on behalf of the selling stockholders. We believe, based on information supplied by the selling stockholders, that except as may otherwise be indicated in the notes to the table below, each selling stockholder has sole voting and investment power with respect to the shares of common stock owned by it. Because the selling stockholders may resell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by each selling stockholder upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholders.

        To our knowledge, no selling stockholder has had any position with, held any office of, or had any other material relationship with us during the past three years.

        Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentages of shares beneficially owned are based on 25,234,316 shares of our common stock outstanding as of August 31, 2015, and the shares of common stock beneficially owned by each selling stockholder, as set forth in the following table and more fully described in the applicable footnotes.

			Shares Beneficially Owned After the Offering
	Shares Beneficially Owned Prior to the Offering	Number of Shares Offered
Name of Selling Stockholder(1)			Number	Percent
Joseph Cammarata(2)	434,956	434,956	—	*
SpeedRoute Technologies Inc.	219,325	219,325	—	*
Tommy McSherry	60,291	60,291	—	*
Max Melmed	43,065	43,065	—	*
Rob Collucci	25,839	25,839	—	*
John Gilchrist	25,839	25,839	—	*
John Paul DeVito	25,839	25,839	—	*
Jason Heckler	21,532	21,532	—	*
Dohi Ang	8,613	8,613	—	*
Brian Capuano	8,613	8,613	—	*
Jimmy Ambrose	8,613	8,613	—	*
Alex Vlastakis	8,613	8,613	—	*
Olalekan Abebefe	4,306	4,306	—	*
Samson Arubuola	4,306	4,306	—	*
Ryan Mitchell	2,153	2,153	—	*
Juan Pablo Gomez	2,153	2,153	—	*
Raymond Doyle	1,077	1,077	—	*
Yu Huang	1,077	1,077	—	*
Zachary Wilezol	1,077	1,077	—	*
Anthony Bove	1,077	1,077	—	*

*
Represents less than 1%.

(1)
Except as otherwise provided, the address of each selling stockholder is c/o Joseph Cammarata, 109 White Oak Lane, Suite 200-P, Old Bridge, NJ 08857.

(2)
The address of Joseph Cammarata is 109 White Oak Lane, Suite 200-P, Old Bridge, NJ 08857.

 PLAN OF DISTRIBUTION

        We are registering shares of common stock to permit the resale of these shares by the selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from any selling stockholder as a gift, pledge, partnership distribution or other transfer, from time to time. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

        The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents, or otherwise. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, at negotiated prices, or otherwise. These sales may be effected in transactions, which may involve, without limitation:

  •
  crosses or block transactions;

  •
  sales on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

  •
  sales in the over-the-counter market;

  •
  sales in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  sales through the writing of options, whether such options are listed on an options exchange or otherwise;

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

  •
  an exchange distribution in accordance with the rules of the applicable exchange;

  •
  privately negotiated transactions;

  •
  short sales;

  •
  the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  sales pursuant to Rule 144;

  •
  transactions in which broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

  •
  underwritten offerings;

  •
  a combination of any such methods of sale; and

  •
  any other method permitted pursuant to applicable law.

        If a selling stockholder effects such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, a selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by a prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to such prospectus.

        The aggregate proceeds to a selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

        The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, rather than under this prospectus, provided that the sale meets the criteria and conforms to the requirements of that rule.

        Each selling stockholder may pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under such prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.

        The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be an "underwriter" within the meaning of the Securities Act with respect to any securities such entity sells pursuant to this prospectus. At the time a particular offering of the shares of common stock is made, a prospectus, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. If a selling stockholder is deemed to be an underwriter, that selling stockholder may be subject to certain statutory liabilities under the Securities Act and other applicable securities laws.

        Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

        There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

        The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, Regulation M of the Exchange

Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M also may restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

        We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with federal securities or state "blue sky" or securities laws; provided, however, that the selling stockholders will pay all discounts and commissions, if any, to underwriters, selling brokers, dealer managers and similar persons. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreement, or the selling stockholders may be entitled to contribution.

        Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable under the federal securities laws in the hands of persons other than our affiliates.

VALIDITY OF THE SECURITIES

        Unless otherwise stated in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Bracewell & Giuliani LLP, Austin, Texas. Any underwriters or placement agents will be represented by their own counsel.

EXPERTS

        The consolidated financial statements and schedule of Overstock.com, Inc. as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

        We have filed with the SEC a registration statement under the Securities Act of 1933 relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under "Incorporation by Reference" are also available on our Internet website at www.overstock.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

 INFORMATION INCORPORATED BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed "filed" pursuant to the General Instructions of Form 8-K):

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2014 filed on March 12, 2015, including the information specifically incorporated by reference into the Form 10-K from our definitive proxy statement for the 2015 Annual Meeting of Stockholders filed on March 16, 2015;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2015 filed on April 29, 2015;

  •
  Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2015 filed on August 7, 2015;

  •
  Current Reports on Form 8-K, but only to the extent that the information set forth therein is "filed" rather than "furnished" under the SEC's rules, filed on February 11, 2015, April 13, 2015, May 5, 2015, May 6, 2015, May 7, 2015, July 2, 2015, August 4, 2015, August 5, 2015 and August 26, 2015; and

  •
  The description of our common stock contained in the Registration Statement on Form 8-A relating thereto filed on May 6, 2002, including any amendment or report filed for the purpose of updating such description.

        We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

        This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

        We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus. Requests for such documents should be directed to:

Overstock.com, Inc.
6350 South 3000 East
Salt Lake City, Utah 84121
Attn: Investor Relations
(801) 947-3100

        You may also access the documents incorporated by reference in this prospectus through our website at www.overstock.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

908,364 Shares

Overstock.com, Inc.

Common Stock

PROSPECTUS

[date]

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the estimated costs and expenses (other than the actual registration fee) payable by the registrant in connection with the sale of the securities being registered. The selling stockholders are responsible for any expenses incurred by them for brokerage, accounting, tax or other legal services incurred by the selling stockholders in disposing of securities held by them, as well as any underwriting discount or commissions.

Securities and Exchange Commission registration fee	$1,957
Accounting fees and expenses	20,000
Legal fees and expenses	15,000
Printing and engraving expenses	5,000
Fees and expenses of the transfer agent	2,500
Miscellaneous	1,543

Total	$46,000

Item 15.    Indemnification of Directors and Officers

        Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that the person acted in good faith and in a manner the person reasonably believed to be in its best interests, and, with respect to any criminal action, had no reasonable cause to believe the person's actions were unlawful. The Delaware General Corporation Law further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise.

        Our amended and restated certificate of incorporation provides that we shall indemnify to the fullest extent permitted by law, as then or thereafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director or officer of the Company or any predecessor of the Company or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Company or any predecessor to the Company and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Company. The right to indemnification conferred by the foregoing provision shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition. Our amended and restated certificate of incorporation further provides that we may indemnify to the fullest extent permitted by law, as now or hereinafter in effect, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was an employee or agent of the Company or any predecessor of the Company or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Company or any predecessor to the Company. The rights to indemnification and to the advancement of expenses conferred by the foregoing provision shall not be exclusive of any other right which any person may have or acquire under the amended and restated certificate of incorporation as amended from time to time, the bylaws of the Company, as amended from time to time, any statute, agreement, vote of the stockholders of the Company or disinterested directors of the Company or otherwise. The amended and restated certificate of incorporation further provides that neither any amendment nor repeal of any section of the article dealing with indemnification, nor the adoption of any provision of the amended and restated certificate of incorporation inconsistent with such article, shall adversely affect any right or protection of any director or officer established pursuant to such article existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of such article, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for such article, would accrue or arise) prior to such amendment, repeal or adoption of an inconsistent provision.

        Our bylaws provide, among other provisions relating to indemnification and related matters, that:

  (1)
  subject to the provisions described in (3) below, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful; and that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful;

  (2)
  subject to the provisions described in (3) below, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Company, or is or was a director or officer of the company serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper;

  (3)
  any indemnification under the provisions described above (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct described above. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders (but only if a majority of the directors who are not parties to such action, suit or proceeding, if they constitute a quorum of the board of directors, presents the issue of entitlement to indemnification to the stockholders for their determination). Any person or persons having the authority to act on the matter on behalf of the Company shall make such determination, with respect to former directors and officers. To the extent, however, that a present or former director or officer of the company has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case;

  (4)
  for purposes of any determination under the provisions described above, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is or was based on the records or books of account of the Company or another enterprise, or on information supplied to such person by the officers of the company or another enterprise in the course of their duties, or on the advice of legal counsel for the Company or another enterprise or on information or records given or reports made to the Company or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Company or another enterprise. The term "another enterprise" as used in this subparagraph (4) means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Company as a director, officer, employee or agent. The bylaws further provide that the provisions described herein shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct described above;

  (5)
  notwithstanding any contrary determination in the specific case under the provisions described in subparagraph (3) above, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under the provisions described in subparagraphs (1) and (2) above. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct under the provisions described in subparagraphs (1) and (2) above. Neither a contrary determination in the specific case under the provisions described in subparagraph (3) above nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to the provisions described in this subparagraph (5) is required to be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application;

  (6)
  expenses incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the company as authorized by the bylaws; and

  (7)
  the indemnification and advancement of expenses provided by or granted pursuant to the provisions of the bylaws described above shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under our amended and restated certificate of incorporation, any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Company that indemnification of the persons described in subparagraphs (1) and (2) above shall be made to the fullest extent permitted by law.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or unlawful stock repurchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by the Delaware General Corporation Law, as the same existed or may be amended, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director.

        Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        As permitted by the Delaware General Corporation Law, we have entered into separate indemnification agreements with each of our directors and certain of our officers which require us, among other things, to indemnify them against certain liabilities which may arise by reason of their status as directors, officers or certain other employees.

        We have obtained and expect to maintain insurance policies under which our directors and officers are insured, within the limits and subject to the limitations of those policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been directors or officers. The coverage provided by these policies may apply whether or not we would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

        These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

        See also the undertakings set out in response to Item 17 herein.

Item 16.    Exhibits

        A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

  (i)
  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in Salt Lake City, Utah, on September 25, 2015.

OVERSTOCK.COM, INC.
By:	/s/ PATRICK M. BYRNE
	Name:	Patrick M. Byrne
	Title:	Chief Executive Officer (principal executive officer)

POWERS OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Patrick M. Byrne, Robert P. Hughes and Mitchell Edwards, each of them acting individually, as his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to act for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and otherwise), and any other documents in connection therewith, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ PATRICK M. BYRNE Patrick M. Byrne	Chief Executive Officer (Principal Executive Officer) and Director	September 25, 2015
/s/ JONATHAN E. JOHNSON III Jonathan E. Johnson III	Chairman of the Board	September 25, 2015
/s/ STORMY D. SIMON Stormy D. Simon	President and Director	September 25, 2015

Signature	Title	Date

/s/ ROBERT P. HUGHES Robert P. Hughes	Senior Vice President, Finance and Risk Management (Principal Financial Officer and Principal Accounting Officer)	September 25, 2015
/s/ ALLISON H. ABRAHAM Allison H. Abraham	Director	September 25, 2015
/s/ BARCLAY F. CORBUS Barclay F. Corbus	Director	September 25, 2015
/s/ KIRTHI KALYANAM Kirthi Kalyanam	Director	September 25, 2015
/s/ JOSEPH J. TABACCO, JR. Joseph J. Tabacco, Jr.	Director	September 25, 2015
/s/ SAMUEL A. MITCHELL Samuel A. Mitchell	Director	September 25, 2015

EXHIBIT INDEX

        Except as otherwise indicated below, the following exhibits are filed herewith or incorporated by reference herein:

		Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith
3.1	Amended and Restated Certificate of Incorporation.	10-Q	000-49799	3.1	July 29, 2014
3.2	Amended and Restated Bylaws.	8-K	000-49799	3.1	February 10, 2014
4.1	Form of specimen common stock certificate.	S-1	333-83728	4.1	May 6, 2002
4.2	Registration Rights Agreement dated as of August 26, 2015 by and among Overstock.com, Inc. and each of the holders listed on Schedule I thereto.					X
5.1	Opinion of Bracewell & Giuliani LLP.					X
23.1	Consent of KPMG LLP.					X
23.2	Consent of Bracewell & Giuliani LLP (included in Exhibit 5.1.
24.1	Powers of Attorney (included on signature page).